Exhibit 10.4

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

dated as of

September 30, 2021

between

Sylvamo Corporation

and

International Paper Company

TABLE OF CONTENTS

		Page
ARTICLE I

DEFINITIONS

1.1	Definitions	1
1.2	Interpretation	5

ARTICLE II

REGISTRATION RIGHTS

2.1	Shelf Registration	5
2.2	Demand Registrations	7
2.3	Priority	8
2.4	Piggyback Registrations	8
2.5	Lock-up Agreements	10
2.6	Registration Procedures	10
2.7	Registration Expenses	16
2.8	Underwritten Offering	17
2.9	Suspension of Registration	17
2.10	Indemnification	18
2.11	Conversion of Other Securities	22
2.12	Rule 144; Rule 144A	22
2.13	Transfer of Registration Rights	22

ARTICLE III

PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES BY INTERNATIONAL PAPER

3.1	Underwriter Selection	23
3.2	Cooperation with Sales	23
3.3	Further Assurances	23

ARTICLE IV

VOTING RESTRICTIONS

4.1	Voting of the Company’s Common Stock	24

i

ARTICLE V

MISCELLANEOUS
5.1	Term	24
5.2	Other Holder Activities	25
5.3	No Inconsistent Agreements	25
5.4	Amendment, Modification and Waiver	25
5.5	No Third-Party Beneficiaries	25
5.6	Entire Agreement	25
5.7	Severability	25
5.8	Counterparts	26
5.9	Specific Performance; Remedies	26
5.10	GOVERNING LAW	26
5.11	WAIVER OF JURY TRIAL	26
5.12	Jurisdiction; Venue	26
5.13	Notice	27

ii

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of September 30, 2021 (this “Agreement”), is between Sylvamo Corporation, a Delaware corporation (the “Company”), and International Paper Company, a New York corporation (“International Paper”).

WHEREAS, International Paper and the Company are party to that certain Separation and Distribution Agreement, dated as of September 29, 2021, pursuant to which, among other things, International Paper intends to distribute a portion of the shares of the Company’s common stock, par value $1.00 (the “Common Stock”), on a pro rata basis to International Paper’s stockholders (the “Distribution”);

WHEREAS, following the Distribution, International Paper will continue to own approximately 19.9% of the outstanding shares of the Common Stock; and

WHEREAS, in connection with the Distribution, SpinCo has agreed to provide International Paper certain rights with respect to the registration and sale of the Common Stock as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

In this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such person.

“Block Sale” means the sale of Registrable Securities to one or several purchasers in a registered transaction by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except (i) Saturday, (ii) Sunday and (iii) any other day on which commercial banks in New York are authorized or obligated by law or executive order to close.

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the recitals.

“Company Outside Counsel” means one counsel selected by the Company to act on its behalf, which counsel, for the avoidance of doubt, may be the same counsel as Holders’ Counsel.

“control” (including the terms “controlling,” “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 2.10(a).

“Demand Registration” has the meaning set forth in Section 2.2(a).

“Effective Date” means the date the Distribution is completed.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“FINRA” means the Financial Industry Regulatory Authority.

“Holder” means any of (i) International Paper and (ii) any Permitted Transferee.

“Holders’ Counsel” means, if International Paper is participating in an offering of Registrable Securities, one counsel selected by International Paper for the Holders participating in such offering, or otherwise, one counsel selected by the Holders of a majority of the Registrable Securities included in such offering, which counsel, for the avoidance of doubt, may be the same counsel as Company Outside Counsel.

“Loss” or “Losses” each has the meaning set forth in Section 2.10(a).

“Material Disclosure Event” means, as of any date of determination, any pending or imminent event relating to the Company or any of its subsidiaries that the Board of Directors reasonably determines in good faith, after consultation with Company Outside Counsel, (i) would require disclosure of material, non-public information relating to such event in any Registration Statement under which Registrable Securities may be offered and sold (including documents incorporated by reference therein) in order that such Registration Statement would not be materially misleading and (ii) would not otherwise be required to be publicly disclosed by the Company at that time in a periodic report to be filed with or furnished to the SEC under the Exchange Act but for the submission or filing of such Registration Statement.

“Permitted Transferee” means any Subsidiary of International Paper.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association or other business entity and any trust, unincorporated organization or government or any department, agency or political subdivision thereof.

“Piggyback Registration” means any registration of Registrable Securities under the Securities Act requested by a Holder in accordance with Section 2.4(a).

“register,” “registered” and “registration” refers to a registration made effective by preparing and filing a Registration Statement with the SEC in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

“Registrable Securities” means (i) all shares of Common Stock held by a Holder and (ii) any equity securities issued or issuable, directly or indirectly, with respect to any such securities referred to in (i) above by way of conversion or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization; provided that any securities constituting Registrable Securities will cease to be Registrable Securities when (a) such securities are sold to a Person who is not a Permitted Transferee, in a private transaction in which the transferor’s rights under this Agreement are not assigned in accordance with this Agreement to the transferee of the securities, (b) such securities are sold pursuant to an effective Registration Statement, (c) such securities are sold to a Person who is not a Permitted Transferee pursuant to Rule 144 or (d) such securities shall have ceased to be outstanding.

“Registration Expenses” has the meaning set forth in Section 2.7.

“Registration Statement” means any registration statement of the Company under the Securities Act that permits the public offering of any of the Registrable Securities pursuant to the provisions of this Agreement, including the prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, all material incorporated by reference or deemed to be incorporated by reference in such registration statements and all other documents filed with the SEC to effect a registration under the Securities Act.

“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

“Rule 144A” means Rule 144A promulgated by the SEC under the Securities Act.

“Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder.

“Selling Holder” means a Holder that holds Registrable Securities registered (or to be registered) on a Registration Statement.

“Selling Holder Information” means information furnished to the Company in writing by a Selling Holder expressly for use in any Registration Statement, which information is limited to the name of such Selling Holder, the number of offered shares of Common Stock and the address and other information with respect to such Selling Holder included in the “Principal and Selling Stockholders” (or similarly titled) section of the Registration Statement.

“Shelf Registration Statement” means a Registration Statement that contemplates offers and sales of securities pursuant to Rule 415.

“Short-Form Registration Statement” means Form S-3 or any successor or similar form of Registration Statement pursuant to which the Company may incorporate by reference its filings under the Exchange Act made after the date of effectiveness of such Registration Statement.

“Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by International Paper, either directly or indirectly and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which International Paper is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner (or a majority of the voting interests of the general partner).

“Suspension” has the meaning set forth in Section 2.9.

“Take-Down Notice” has the meaning set forth in Section 2.1(e).

“Underwritten Offering” means a discrete registered offering of securities under the Securities Act in which securities of the Company are sold by one or more underwriters pursuant to the terms of an underwriting agreement.

1.2 Interpretation.

(a) The words “hereto,” “hereunder,” “herein,” “hereof” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement, unless expressly stated otherwise herein.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”

(c) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(d) “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing words (including electronic media) in a visible form.

(e) All references to “$” or “dollars” mean the lawful currency of the United States of America.

(f) The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and in the case of statutes, include any rules and regulations promulgated under the statute) and to any successor to such statute, rule or regulation.

(h) Except as expressly stated in this Agreement, all references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successor thereto.

ARTICLE II

REGISTRATION RIGHTS

2.1 Shelf Registration.

(a) Filing. Upon the written request of any Holder, at any time after the date that is twelve full calendar months following the effective date of the Form 10 filed by the Company with the SEC in connection with the Distribution (or, if sooner, the date on which the Company first becomes eligible to use a Short-Form Registration Statement), the Company shall promptly (but no later than 30 days after the receipt of such request) file with the SEC a Shelf Registration Statement (which, if permitted, shall be an “automatic shelf registration statement” as defined in Rule 405) relating to the offer and sale by such Holder of all or part of the Registrable Securities. Promptly after its receipt of a request to file a Shelf Registration Statement (but in any event within two Business Days), the Company shall give written notice of such request to all other Holders, if any, and include all Registrable Securities that have been requested by any other Holders by written notice to the Company within two Business Days after the Company has given the Holders notice of the request to file a Shelf Registration Statement. If at any time while Registrable Securities are outstanding and the Company is eligible to utilize a Shelf Registration Statement, the Company files any Shelf Registration Statement for its own benefit or for the benefit of holders of any of its securities other than the Holders, the Company shall include in such Shelf Registration Statement such disclosures as may be required under the Securities Act to ensure that the Holders may sell their Registrable Securities pursuant to such Shelf Registration Statement through the filing of a prospectus supplement rather than a post-effective amendment.

(b) Effectiveness. The Company shall use its reasonable best efforts to (i) cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after such Shelf Registration Statement is filed and (ii) keep such Shelf Registration Statement (or a replacement Shelf Registration Statement) continuously effective and in compliance with the Securities Act and usable for the resale of Registrable Securities, until such time as there are no Registrable Securities remaining.

(c) Sales by Holders. The plan of distribution contained in any Shelf Registration Statement referred to in this Section 2.1 (or any related prospectus supplement) shall be determined by International Paper, if International Paper or an Affiliate of International Paper is a requesting Holder for such Shelf Registration Statement, or otherwise by the other requesting Holder or Holders. Each Holder shall be entitled to sell Registrable Securities pursuant to the Shelf Registration Statement referred to in this Section 2.1 from time to time and at such times as such Holder shall determine.

(d) Underwritten Offering. If any Holder intends to sell Registrable Securities pursuant to any Shelf Registration Statement referred to in this Section 2.1 through an Underwritten Offering, the Company shall take all steps to facilitate such an offering, including the actions required pursuant to Section 2.6 and Article III, as appropriate; provided that the Company shall not be required to facilitate such Underwritten Offering unless so requested by International Paper. Any Holder shall be entitled to request an unlimited number of Underwritten Offerings under this Section 2.1.

(e) Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities is effective, if any Holder delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect an Underwritten Offering of all or part of its Registrable Securities included by it on such Shelf Registration Statement, the Company shall amend or supplement such Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be distributed pursuant to the Underwritten Offering. In connection with any Underwritten Offering pursuant to this Section 2.1, the Company shall within two Business Days deliver the Take-Down Notice to any other Holder with securities included on such Shelf Registration Statement and permit such Holder to include its Registrable Securities included on the Shelf Registration Statement in such Underwritten Offering if any such Holder notifies the Company within two Business Days after the Company has given Holders notice of the Take-Down Notice.

(f) No Notice in Block Sales. Notwithstanding any other provision of this Agreement, if International Paper wishes to engage in a Block Sale (including a Block Sale off of a Shelf Registration Statement or an effective automatic shelf registration statement, or in connection with the registration of the Registrable Securities of International Paper under an automatic shelf registration statement for purposes of effectuating a Block Sale), then notwithstanding the foregoing or any other provisions hereunder, no Permitted Transferee or any other holder shall be entitled to receive any notice of or have its Registrable Securities included in such Block Sale.

2.2 Demand Registrations.

(a) Right to Request Additional Demand Registrations. At any time after the Effective Date, any Holder may, by providing a written request to the Company, request to sell all or part of the Registrable Securities pursuant to a Registration Statement separate from a Shelf Registration Statement (a “Demand Registration”). Each request for a Demand Registration shall specify the kind and estimated aggregate amount of Registrable Securities to be registered and the intended methods of disposition thereof (which, if not specified, shall be by way of Underwritten Offering). Promptly after its receipt of a request for a Demand Registration (but in any event within two Business Days), the Company shall give written notice of such request to all other Holders. Within 30 days after the date the Company has given the Holders notice of the request for Demand Registration, the Company shall submit or file a Registration Statement, in accordance with this Agreement, with respect to all Registrable Securities that have been requested to be registered in the request for Demand Registration and that have been requested by any other Holders by written notice to the Company within two Business Days after the Company has given the Holders notice of the request for Demand Registration.

(b) Limitations on Demand Registrations. Subject to Section 2.2(a) and this Section 2.2(b), any Holder shall be entitled to request an unlimited number of Demand Registrations. Any Holder shall be entitled to participate in a Demand Registration initiated by any other Holder. The Company shall not be obligated to effect more than one Demand Registration in any 90-day period. Any Demand Registration shall be in addition to any registration on a Shelf Registration Statement.

(c) Effectiveness. The Company shall be required to maintain the effectiveness of the Registration Statement with respect to any Demand Registration for a period of at least 90 days after the effective date thereof or such shorter period during which all Registrable Securities included in such Registration Statement have actually been sold; provided, however, that such period shall be extended for a period of time equal to the period the Holder of Registrable Securities refrains from selling any securities included in such Registration Statement at the request of the Company or an underwriter of the Company pursuant to the provisions of this Agreement.

(d) Withdrawal. A Holder may, by written notice to the Company, withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Registration Statement. Upon receipt of notices from all applicable Holders to such effect, the Company shall cease all efforts to seek effectiveness of the applicable Registration Statement.

2.3 Priority. If a registration pursuant to Section 2.1 or 2.2 above is an Underwritten Offering and the managing underwriters of such proposed Underwritten Offering advise the Holders in writing that, in their good faith opinion, the number of securities requested to be included in such Underwritten Offering exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the number of securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, there shall be excluded from the Underwritten Offering any securities to be sold for the account of any selling securityholder other than the Holders; second, there shall be excluded from the Underwritten Offering any securities to be sold for the account of the Company; and finally, the number of Registrable Securities of any Holders that have been requested to be included therein shall be reduced, pro rata based on the number of Registrable Securities owned by each such Holder, in each case to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by the managing underwriters.

2.4 Piggyback Registrations.

(a) Piggyback Request. Whenever the Company proposes to register any of its securities (for its account or for the account of any selling securityholder) under the Securities Act or equivalent non-U.S. securities laws (other than (i) pursuant to Section 2.1 or 2.2 hereof, (ii) pursuant to a registration statement on Form S-4 or any similar or successor form or (iii) pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), and the registration form to be submitted or filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to all Holders of its intention to effect such a registration (but in no event less than 10 days prior to the proposed date of submission or filing of the applicable Registration Statement) and, subject to Section 2.4(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after the date the Company’s notice is given to such Holders (a “Piggyback Registration”). There shall be no limitation on the number of Piggyback Registrations that the Company shall be required to effect under this Section 2.4.

(b) Withdrawal and Termination. The Company shall be required to maintain the effectiveness of the Registration Statement for a registration requested pursuant to Section 2.4(a) until the earlier to occur of (i) 90 days after the effective date thereof and (ii) consummation of the distribution by the Holders of the Registrable Securities included in such Registration Statement. Any Holder that has made a written request for inclusion in a Piggyback Registration may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company on or before the fifth day prior to the planned effective date of such Piggyback Registration. The Company may, without prejudice to the rights of Holders to request a registration pursuant to Section 2.1 or 2.2 hereof, at its election, give written notice of such determination to each Holder of Registrable Securities and terminate or withdraw any registration under this Section 2.4 prior to the effectiveness of such registration, whether or not any Holder has elected to include Registrable Securities in such registration, and, except for the obligation to pay or reimburse Registration Expenses, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration and will have no liability to any Holder in connection with such termination or withdrawal.

(c) Priority of Piggyback Registrations. If the managing underwriters advise the Company and Holders of Registrable Securities in writing that, in their good faith opinion, the number of securities requested to be included in an Underwritten Offering to be effected pursuant to a Piggyback Registration exceeds the number which can be sold in such offering without being likely to have a material adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Underwritten Offering shall be reduced in the following order of priority: first, the number of securities requested to be included in such Underwritten Offering by any securityholder other than International Paper shall be reduced; second, the number of securities to be included in the Underwritten Offering shall be reduced pro rata based, in the case of International Paper, on the number of Registrable Securities owned by International Paper, and in the case of the Company, the number of securities to be sold for the account of the Company, in each case to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the number recommended by the managing underwriters. No registration of Registrable Securities effected pursuant to a request under this Section 2.4 shall be deemed to have been effected pursuant to Sections 2.1 or 2.2 or shall relieve the Company of its obligations under Sections 2.1 or 2.2.

2.5 Lock-up Agreements. Each of the Company and the Holders agrees, upon notice from the managing underwriters in connection with any registration for an Underwritten Offering of the Company’s securities (other than pursuant to a registration statement on Form S-4 or any similar or successor form, or pursuant to a registration solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the managing underwriters for a period of up to 90 days (or such shorter period as may be agreed to by the managing underwriter(s)); provided that such restrictions shall not apply in any circumstance to (i) securities acquired by a Holder in the public market subsequent to the Effective Date, (ii) distributions-in-kind to a Holder’s limited or other partners, members, shareholders or other equity holders, (iii) any direct or indirect transfer to a Permitted Transferee or (iv) such other exceptions as may be agreed to by the managing underwriter(s). Notwithstanding the foregoing, no holdback agreements of the type contemplated by this Section 2.5 shall be required of Holders unless each of the Company’s directors and executive officers agrees to be bound by a substantially identical holdback agreement for at least the same period of time.

2.6 Registration Procedures. Subject to the proviso of Section 2.1(d), if and whenever the Company is required to effect the registration of any Registrable Securities pursuant to this Agreement, the Company shall use its reasonable best efforts to effect and facilitate the registration, offering and sale of such Registrable Securities in accordance with the intended method of disposition thereof as promptly as is practicable, and the Company shall as expeditiously as possible:

(a) prepare and submit or file with the SEC (within 30 days after the date on which the Company has given Holders notice of any request for a Demand Registration) a Registration Statement with respect to such Registrable Securities, make all required submissions or filings (including FINRA filings) in connection therewith and thereafter and (if the Registration Statement is not automatically effective upon filing) use its reasonable best efforts to cause such Registration Statement to become effective; provided that, before submitting or filing a Registration Statement or any amendments or supplements thereto (including free writing prospectuses under Rule 433), the Company will furnish to Holders’ Counsel for such registration copies of all such documents proposed to be submitted or filed (including exhibits thereto), which documents will be subject to review of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC and any communications from any stock exchange on which the Registrable Securities are trading, and give the Holders participating in such registration an opportunity to comment on such documents and keep such Holders reasonably informed as to the registration process; provided further that if the Board of Directors determines in its good faith judgment that registration at the time would require the inclusion of financial or other information (including pro forma financial information), which requirement the Company is reasonably unable to comply with, then the Company may defer the filing (but not the preparation) of the Registration Statement which is required to effect the applicable registration for a reasonable period of time (but not in excess of 45 days from the date on which the Company has given Holders notice of any request for a Demand Registration);

(b) prepare and file with the SEC such amendments and supplements to any Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than 90 days or, if such Registration Statement relates to an Underwritten Offering in the case of a Demand Registration, such longer period as in the opinion of counsel for the managing underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or the maximum period of time permitted by the Securities Act in the case of a Shelf Registration Statement, or (ii) such shorter period ending when all of the Registrable Securities covered by such Registration Statement have been disposed of (but in any event not before the expiration of any longer period required under the Securities Act);

(c) furnish to each Selling Holder, Holders’ Counsel and the underwriters such number of copies, without charge, of any Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, all exhibits and other documents submitted or filed therewith and such other documents as such Persons may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Selling Holder; provided that, before amending or supplementing any Registration Statement, the Company shall furnish to the Holders a copy of each such proposed amendment or supplement and not submit or file any such proposed amendment or supplement to which any Selling Holder reasonably objects. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Selling Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus and any such amendment or supplement thereto;

(d) use its reasonable best efforts to register or qualify any Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Selling Holder, and the managing underwriters, if any reasonably request, use its reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts and things that may be necessary or reasonably advisable to enable such

Selling Holder and each underwriter, if any, to consummate the disposition of Registrable Securities in such jurisdictions; provided that the Company will not be required to (i) qualify generally to do business in any such jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any jurisdiction where it is not then so subject or (iii) consent to general service of process in any such jurisdiction where it is not then so subject (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith);

(e) use its reasonable best efforts to (i) cause all Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies, authorities or self-regulatory bodies as may be necessary or reasonably advisable in light of the business and operations of the Company to enable the Selling Holders to consummate the disposition of such Registrable Securities in accordance with the intended method or methods of disposition thereof and (ii) comply with the provisions of the Securities Act and with the rules and regulations of such other bodies with respect to the disposition of all Registrable Securities covered by such Registration Statement;

(f) during any time when a prospectus is required to be delivered under the Securities Act, promptly notify each Selling Holder and Holders’ Counsel upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made and, as promptly as practicable, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(g) promptly notify each Selling Holder and Holders’ Counsel (i) when the Registration Statement, any prospectus supplement or any post-effective amendment to the Registration Statement has been submitted or filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement or to amend or to supplement any prospectus contained therein or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceedings for any of such purposes, (iv) if at the time the Company has reason to believe that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by Section 2.6(j) below cease to be true and correct and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of such Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose;

(h) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange;

(i) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement, and, if required, obtain a CUSIP number for such Registrable Securities not later than such effective date;

(j) enter into such customary agreements (including underwriting agreements with customary provisions in such forms as may be requested by the managing underwriters) and take all such other actions as the Selling Holders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a share split or a combination of shares);

(k) make available for inspection by any Selling Holder, Holders’ Counsel, any underwriter participating in any disposition pursuant to the applicable Registration Statement and any attorney, accountant or other agent retained by any such Selling Holder or underwriter all financial and other records, pertinent corporate documents and documents relating to the business of the Company reasonably requested by such Selling Holder, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such Selling Holder, Holders’ Counsel, underwriter, attorney, accountant or agent in connection with such Registration Statement and make senior management of the Company available for customary due diligence and drafting activity; provided that any such Person gaining access to information or personnel pursuant to this Section 2.6(k) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) agree to use reasonable efforts to protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (A) the release of such information is requested or required by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, (B) the release of such information, in the opinion of such Person, is required to be released by law or applicable legal process, (C) such information is or becomes publicly known without a breach of this Agreement, (D) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company or (E) such information is independently developed by such Person. In the case of a proposed disclosure pursuant to (A) or (B) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure and, if requested by the Company, assist the Company in seeking to prevent or limit the proposed disclosure;

(l) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the applicable Registration Statement, which earnings statement will satisfy the provisions of Section 11(a) of the U.S. Securities Act (including, at the Company’s option, Rule 158 thereunder);

(m) in the case of an Underwritten Offering, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters or any Selling Holder reasonably requests to be included therein, the purchase price being paid therefor by the underwriters and any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such prospectus supplement or post-effective amendment;

(n) in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use its reasonable best efforts to promptly obtain the withdrawal of such order;

(o) make senior management of the Company available to assist to the extent reasonably requested by the managing underwriters of any Underwritten Offering to be made pursuant to such registration in the marketing of the Registrable Securities to be sold in the Underwritten Offering, including the participation of such members of the Company’s senior management in “road show” presentations and other customary marketing activities, including “one-on-one” meetings with prospective purchasers of the Registrable Securities to be sold in the Underwritten Offering, and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its Common Stock;

(p) use reasonable best efforts to: (a) obtain all consents of independent public accountants required to be included in the Registration Statement and (b) in connection with each offering and sale of Registrable Securities, obtain one or more comfort letters, addressed to the underwriters and to the Selling Holders, dated the date of the underwriting agreement for such offering and the date of each closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the underwriters or International Paper, if International Paper is a Selling Holder in such offering, or otherwise by the Holders of a majority of the Registrable Securities being sold in such offering, as applicable, reasonably request;

(q) use reasonable best efforts to obtain: (a) all legal opinions from Company Outside Counsel (or internal counsel if acceptable to the managing underwriters) required to be included in the Registration Statement and (b) in connection with each closing of a sale of Registrable Securities, legal opinions from Company Outside Counsel (or internal counsel if acceptable to the managing underwriters), addressed to the underwriters and the Selling Holders, dated as of the date of such closing, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

(r) upon the occurrence of any event contemplated by Section 2.6(f) above, promptly prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(s) reasonably cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;

(t) take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make such prohibition inapplicable; and

(u) use its reasonable best efforts to take or cause to be taken all other actions, and do and cause to be done all other things necessary or reasonably advisable in the opinion of Holders’ Counsel to effect the registration, marketing and sale of such Registrable Securities.

The Company agrees not to submit, file or make any amendment to any Registration Statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, that refers to any Holder covered thereby by name, or otherwise identifies such Holder as the holder of any securities of the Company, without the consent of such Holder, such consent not to be unreasonably withheld or delayed, unless and to the extent such disclosure is required by law, rule or regulation, in which case the Company shall provide prompt written notice to such Holders prior to the submission or filing of such amendment to any Registration Statement or amendment of or supplement to such prospectus or any free writing prospectus.

Each Holder of Registrable Securities as to which any registration is being effected shall furnish the Company with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Holders, the Company agrees that it shall use its reasonable best efforts to include in such registration statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a Prospectus supplement rather than a post-effective amendment.

2.7 Registration Expenses. Whether or not any Registration Statement is submitted or filed or becomes effective, the Company shall pay directly or promptly reimburse all reasonable out-of-pocket costs, fees and expenses incident to the Company’s performance of or compliance with this Agreement, including (i) all registration and filing fees, (ii) all fees and expenses associated with filings to be made with any securities exchange or with any other governmental or quasi-governmental authority, (iii) all fees and expenses of compliance with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection therewith, (iv) all printing expenses (including expenses of printing certificates for Registrable Securities and of printing prospectuses if the printing of prospectuses is requested by the Holders or the managing underwriters, if any), (v) all “road show” expenses incurred in respect of any Underwritten Offering, including all costs of travel, lodging and meals, (vi) all messenger, telephone and delivery expenses, (vii) all fees and disbursements of Company Outside Counsel, (viii) all fees and disbursements of all independent certified public accountants of the Company (including expenses of any “cold comfort” letters required in connection with this Agreement) and all other persons, including special experts, retained by the Company in connection with such Registration Statement, (ix) all reasonable fees and disbursements of underwriters (other than Selling Expenses) customarily paid by the issuers or sellers of securities and, (x) all other costs, fees and expenses incident to the Company’s performance or compliance with this Agreement (all such expenses, “Registration Expenses”). The Selling Holders shall be responsible for the fees and expenses of Holders’ Counsel (if such Holders’ Counsel is different from Company Outside Counsel) and Selling Expenses. The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review and the expenses of any liability insurance. The Company shall have no obligation to pay any Selling Expenses.

2.8 Underwritten Offering.

(a) No Holder may participate in any registration hereunder that is an Underwritten Offering unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriters; provided that no Holder will be required to sell more than the number of Registrable Securities that such Holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Holder’s failure to cooperate, will not constitute a breach by the Company of this Agreement); provided that no such Holder shall be required to make any representations or warranties in connection with any such registration other than representations and warranties as to (A) such Holder’s ownership of Registrable Securities to be transferred free and clear of all liens, claims, and encumbrances created by such Holder and (B) such Holder’s power and authority to effect such transfer; provided further that any obligation of such Holder to indemnify any Person pursuant to any underwriting agreement shall be several, not joint and several, among such Holders selling Registrable Securities, and such liability shall be limited to the net proceeds received by such Holder, as applicable, from the sale of Registrable Securities pursuant to such registration (which proceeds shall include the amount of cash or the fair market value of any assets in exchange for the sale or exchange of such Registrable Securities or that are the subject of a distribution), and the relative liability of each such Holder shall be in proportion to such net proceeds.

2.9 Suspension of Registration. In the event of a Material Disclosure Event at the time of the submission or filing, initial effectiveness or continued use of a Registration Statement, including a Shelf Registration Statement, the Company may, upon giving at least 10 days’ prior written notice of such action to the Holders delay the submission or filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension (i) more than twice during any 12-month period, (ii) for a period exceeding 60 days on any one occasion, (iii) unless for the full period of the Suspension, the Company does not offer or sell securities for its own account, does not permit registered sales by any holder of its securities and prohibits offers and sales by its directors and officers, or (iv) at any time within seven days prior to the anticipated pricing of an Underwritten Offering pursuant to a Demand Registration or within 35 days after the pricing of such an Underwritten Offering. In the case of a Suspension, the Holders will suspend use of the applicable prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. In connection with a Demand Registration, prior to the termination of any Suspension, the Holder that made the request for Demand Registration will be entitled to withdraw its Demand Notice. Upon receipt of notices from all Holders of Registrable Securities included in such Registration Statement to such effect, the Company shall cease all efforts to secure effectiveness of the applicable Registration Statement. The Company shall immediately notify the Holders upon the termination of any Suspension.

2.10 Indemnification.

(a) The Company agrees to indemnify and hold harmless to the fullest extent permitted by law, each Holder, any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act their respective direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders, and each other Person, if any, who controls any such Holder or controlling person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and any such Person’s direct and indirect general and limited partners, advisory board members, directors, officers, trustees, managers, members, agents, Affiliates and shareholders (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for any losses, claims, damages, liabilities, joint or several, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Covered Person in connections with any investigation or proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses” and, individually, each a “Loss”) to which such Covered Person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or in any application in reliance upon, and in conformity with, the Selling Holder Information. In connection with an Underwritten Offering, the Company, if requested, will indemnify the underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons and in such other manner as the underwriters may request in accordance with their standard practice.

(b) In connection with any Registration Statement in which a Holder is participating, each such Holder will indemnify and hold harmless the Company, its directors and officers, employees, agents and any Person who is or might be deemed to be a controlling person of the Company or any of its subsidiaries within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any Losses to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act, the Exchange Act, any state blue sky securities laws, any equivalent non-U.S. securities laws or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, preliminary prospectus or free writing prospectus, or any amendment thereof or supplement thereto, or in any application or document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus, preliminary prospectus or free writing prospectus, or any amendment or supplement thereto, or in any application or document incorporated by reference therein, or any other such disclosure document (including reports and other documents filed under the Exchange Act and any document incorporated by reference therein) or other document or report, in reliance upon and in conformity with the Selling Holder Information furnished by such Holder (and except insofar as such Losses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any underwriter furnished to the Company in writing by such underwriter expressly for use in such Registration Statement), and such Holder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding; provided, however, that the obligations of such Holder hereunder shall not apply to amounts paid in settlement of any such Losses (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld); and provided further that the obligation to indemnify and hold harmless shall be individual and several to each Holder and shall be limited to the amount of net proceeds received by such Holder from the sale of Registrable Securities covered by such Registration Statement.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim or the commencement of any proceeding with respect to which it seeks indemnification pursuant hereto; provided, however, that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or proceeding, to assume, at the indemnifying party’s expense, the defense of any such claim or proceeding, with counsel reasonably acceptable to such indemnified party; provided that (i) any indemnified party shall have the right to select and employ separate counsel and to participate in the defense of any such claim or proceeding, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party has agreed in writing to pay such fees or expenses or (B) the indemnifying party shall have failed to assume, or in the event of a conflict of interest cannot assume, the defense of such claim or proceeding within a reasonable time after receipt of notice of such claim or proceeding or fails to employ counsel reasonably satisfactory to such indemnified party or to pursue the defense of such claim in a reasonably vigorous manner or (C) the named parties to any proceeding (including impleaded parties) include both such indemnified and the indemnifying party, and such indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it that are inconsistent with those available to the indemnifying party or that a conflict of interest is likely to exist among such indemnified party and any other indemnified parties (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party); and (ii) subject to clause (i)(C) above, the indemnifying party shall not, in connection with any one such claim or proceeding or separate but substantially similar or related claims or proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder or (y) involves the imposition of equitable remedies or the imposition of any obligations on the indemnified party or adversely affects such indemnified party other than as a result of financial obligations for which such indemnified party would be entitled to indemnification hereunder.

(d) If the indemnification provided for in this Section 2.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses (other than in accordance with its terms), then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder will be obligated to contribute pursuant to this Section 2.10(d) will be limited to an amount equal to the net proceeds to such Holder from the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such Loss or any substantially similar Loss arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) To the extent that any of the Holders is, or would be expected to be, deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or any court of law or otherwise, the Company agrees that (i) the indemnification and contribution provisions contained in this Section 2.10 shall be applicable to the benefit of such Holder in its role as deemed underwriter in addition to its capacity as a Holder (so long as the amount for which any other Holder is or becomes responsible does not exceed the amount for which such Holder would be responsible if the Holder were not deemed to be an underwriter of Registrable Securities) and (ii) such Holder and its representatives shall be entitled to conduct the due diligence which would normally be conducted in connection with an offering of securities registered under the Securities Act, including receipt of customary opinions and comfort letters.

(f) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

2.11 Conversion of Other Securities. If any Holder offers any options, rights, warrants or other securities issued by it that are offered with, convertible into or exercisable or exchangeable for any Registrable Securities, the Registrable Securities underlying such options, rights, warrants or other securities shall be eligible for registration pursuant to Sections 2.1, 2.2 and 2.4 hereof.

2.12 Rule 144; Rule 144A. The Company shall use its reasonable best efforts to file in a timely fashion all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required by the SEC as a condition to the availability of Rule 144, Rule 144A or any similar rule or regulation hereafter adopted by the SEC under the Securities Act.

2.13 Transfer of Registration Rights. International Paper may transfer all or any portion of its rights under this Agreement to any transferee of Registrable Securities constituting not less than 10% of the outstanding shares of Common Stock of the Company; provided that no such transfer of Registrable Securities shall be made to any Person listed on Schedule A hereto without the prior written consent of the Company if such transfer is other than in connection with (i) an SEC-registered offering (whether or not an Underwritten Offering) or (ii) to the public through a broker, dealer or market maker pursuant to Rule 144 or Rule 145 (or other exemption from registration under the Securities Act). Any transfer of registration rights pursuant to this Section 2.13 from International Paper to any Person that is not a Permitted Transferee shall be effective upon receipt by the Company of written notice from the transferor stating the name and address of the transferee and identifying the amount of Registrable Securities with respect to which rights under this Agreement are being transferred.

ARTICLE III

PROVISIONS APPLICABLE TO ALL DISPOSITIONS OF REGISTRABLE SECURITIES BY INTERNATIONAL PAPER

3.1 Underwriter Selection. In any public or private offering of Registrable Securities in which International Paper is a Selling Holder, other than pursuant to a Piggyback Registration, International Paper shall have the sole right, following consultation with the Company, to select the managing underwriters to arrange such Underwritten Offering, which shall be one or more investment banking institutions of national or international standing.

3.2 Cooperation with Sales. In addition to the provisions of Section 2.6 hereof, applicable to sales of Registrable Securities pursuant to a registration, in connection with any sale or disposition of Registrable Securities by International Paper, the Company shall provide full cooperation, including:

(a) providing access to employees, management and company records to any purchaser or potential purchaser, and to any underwriters, initial purchasers, brokers, dealers or agents involved in any sale or disposition, subject to entry into customary confidentiality arrangements;

(b) participation in road shows, investor and analyst meetings, conference calls and similar activities;

(c) using reasonable best efforts to obtain customary auditor comfort letters and legal opinions;

(d) entering into customary underwriting and other agreements;

(e) using reasonable best efforts to obtain any regulatory approval or relief necessary for any proposed sale or disposition; and

(f) submitting or filing of registration statements with the SEC or with other authorities or making other regulatory or similar filings necessary or advisable in order to facilitate any sale or disposition.

3.3 Further Assurances. The Company shall use its reasonable best efforts to cooperate with and facilitate, and shall not interfere with, the disposition by International Paper of its holdings of Registrable Securities.

ARTICLE IV

VOTING RESTRICTIONS

4.1 Voting of the Company’s Common Stock.

(a) From the date of the Distribution and until the date that International Paper and its Permitted Transferees cease to own any shares of Common Stock, International Paper shall, and shall cause any Permitted Transferee to (in each case, to the extent that they own any shares of Common Stock), be present, in person or by proxy, at each and every stockholder meeting of the Company, and otherwise to cause all Registrable Securities owned by them to be counted as present for purposes of establishing a quorum at any such meeting, and to vote or consent on any matter (including waivers of contractual or statutory rights), or cause to be voted or consented on any such matter, all such shares of Common Stock in proportion to the votes cast by the other holders of Common Stock on such matter.

(b) From the date of this Agreement and until the date that International Paper and its Permitted Transferees cease to own any shares of Common Stock, International Paper hereby grants, and shall cause each Permitted Transferee (in each case, to the extent that they own any shares of Common Stock) to grant, an irrevocable proxy, which shall be deemed coupled with an interest sufficient in law to support an irrevocable proxy to the Company or its designees, to vote, with respect to any matter (including waivers of contractual or statutory rights), all shares of Common Stock owned by them, in proportion to the votes cast by the other holders of Common Stock on such matter; provided that (i) such proxy shall automatically be revoked as to a particular share of Common Stock upon any transfer of such share of Common Stock from International Paper or a Permitted Transferee to a Person other than International Paper or a Permitted Transferee and (ii) nothing in this Section 4.1(b) shall limit or prohibit any such transfer.

(c) International Paper acknowledges and agrees (on behalf of itself and each Permitted Transferee) that the Company will be irreparably damaged in the event any of the provisions of this Article IV are not performed by International Paper in accordance with their terms or are otherwise breached. Accordingly, it is agreed that the Company shall be entitled to an injunction to prevent breaches of this Article IV and to specific enforcement of the provisions of this Article IV.

ARTICLE V

MISCELLANEOUS

5.1 Term. This Agreement shall terminate upon such time as no Registrable Securities remain outstanding, except for the provisions of Sections 2.7, 2.10 and 3.3 and this Article 4, each of which shall survive such termination.

5.2 Other Holder Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

5.3 No Inconsistent Agreements. The Company represents and warrants that it has not entered into and covenants and agrees that it will not enter into, any agreement with respect to its securities which is inconsistent with, more favorable than or violates the rights granted to the Holders of Registrable Securities in this Agreement.

5.4 Amendment, Modification and Waiver. This Agreement may be amended, modified or supplemented at any time by written agreement of the named parties hereto without any other party’s agreement or consent. Any failure of any party to comply with any term or provision of this Agreement may be waived by the other party, by an instrument in writing signed by such party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

5.5 No Third-Party Beneficiaries. Other than as set forth in Section 2.10 with respect to the indemnified parties and as expressly set forth elsewhere in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties, and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement. Only the parties that are signatories to this Agreement and any Joinder Agreement substantially in the form of Exhibit A hereto (and their respective permitted successors and assigns) shall have any obligation or liability under, in connection with, arising out of, resulting from or in any way related to this Agreement or any other matter contemplated hereby, or the process leading up to the execution and delivery of this Agreement and the transactions contemplated hereby, subject to the provisions of this Agreement.

5.6 Entire Agreement. Except as otherwise expressly provided herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both written and oral, between or on behalf of International Paper or its Affiliates, on the one hand, and the Company or its Affiliates, on the other hand, with respect to the subject matter of this Agreement.

5.7 Severability. In the event that any provision of this Agreement is declared invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted in a manner that accomplishes, to the extent possible, the original purpose of such provision.

5.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. The counterparts of this Agreement may be executed and delivered by facsimile or other electronic imaging means (including in .pdf or .tif format sent by electronic mail) and other electronic signatures (including without limitation, DocuSign and AdobeSign or any other similar platform) by a party to the other party and the receiving party may rely on the receipt of such document so executed and delivered by facsimile or other electronic imaging means as if the original had been received.

5.9 Specific Performance; Remedies. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the affected party shall have the right to specific performance and injunctive or other equitable relief of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative. The other party shall not oppose the granting of such relief. The parties agree that the remedies at law for any breach or threatened breach hereof, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are hereby waived.

5.10 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD APPLY THE LAW OF ANOTHER JURISDICTION.

5.11 WAIVER OF JURY TRIAL. EACH PARTY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

5.12 Jurisdiction; Venue. Any suit, action or proceeding relating to this Agreement shall be brought exclusively in the United States District Court for the Southern District of New York or in the courts of the State of New York, in each case located in New York County, New York. The parties hereby consent to the exclusive jurisdiction of such courts for any such suit, action or proceeding, and irrevocably waive, to the fullest extent permitted by law, any objection to such courts that they may now or hereafter have based on improper venue or forum non conveniens.

5.13 Notice. Unless otherwise specified herein, all notices required or permitted to be given under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be delivered personally, sent by a nationally recognized overnight courier service or sent in the form of an electronic transmission (receipt confirmation requested), and shall be deemed to be effective upon delivery. All such notices shall be addressed to the receiving Party at such Party’s address or email address set forth below, or at such other address or email address as the receiving Party may from time to time furnish by notice as set forth in this Section 5.13:

If to International Paper, to:

International Paper Company

6400 Poplar Avenue

Tower 3, 2nd Floor

Memphis, Tennessee 38197

Attn: General Counsel

Email: Sharon.ryan@ipaper.com

If to the Company, to:

Before June 30, 2022:

Sylvamo Corporation

6400 Poplar Avenue

Tower 1, 9th Floor

Memphis, Tennessee 38197

Attn: General Counsel

Email: Matthew.barron@sylvamo.com

After June 30, 2022:

Sylvamo Corporation

6077 Primacy Parkway

Memphis, Tennessee 38119

Attn: General Counsel

Email: Matthew.barron@sylvamo.com

[Signature Page Follows]

In witness whereof, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first above written.

SYLVAMO CORPORATION

By:	/s/ John V. Sims
Name: John V. Sims
Title: Senior Vice President & Chief Financial Officer

INTERNATIONAL PAPER COMPANY

By:	/s/ Keith R. Townsend
Name: Keith R. Townsend
Title: VP Strategic Initiatives

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